UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

Concrete Pumping Holdings Acquisition Corp.

28 West 44th Street, Suite 501

New York, New York 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 6, 2018 (the “Closing Date”), Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Holdings Acquisition Corp.), a Delaware corporation (the “Company”), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 7, 2018 (the “Merger Agreement”), by and among the Company, Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), and certain subsidiaries of the Company, pursuant to which (a) Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of the Company (“Concrete Merger Sub”), merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of the Company (the “CPH Merger”), and (b) a wholly owned direct subsidiary of the Company merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of the Company (the “Industrea Merger”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Notification of Successor Issuer under Rule 12g-3

Upon the closing of the Business Combination, all outstanding shares of Industrea’s Class A common stock, par value $0.0001 per share (“Class A common stock”), were exchanged on a one-for-one basis for shares of the Company’s common stock, par value $0.0001 per share (“Company common stock”), and Industrea’s outstanding warrants were assumed by the Company and became exercisable for shares of the Company’s common stock on the same terms as were contained in such warrants prior to the Business Combination. By operation of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Industrea and has succeeded to the attributes of Industrea as the registrant, including Industrea’s Securities and Exchange Commission (“SEC”) file number (001-38166) and CIK Code (0001703956). The Company’s common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using Industrea’s SEC file number (001-38166).

The Company’s common stock and public warrants are listed for trading on The Nasdaq Capital Market under the symbols “BBCP” and “BBCPW,” respectively, and the CUSIP numbers relating to the Company’s common stock and public warrants are 206704 108 and 206704 116, respectively.

Holders of uncertificated shares of Industrea’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated common stock of the Company.

Holders of Industrea’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Industrea.

Upon consummation of the Business Combination, each share of Industrea common stock was exchanged for one share of Company common stock. As a result, each director and officer (for purposes of Section 16 of the Exchange Act) of Industrea is required to file a Form 4 evidencing the disposition of shares of Industrea common stock, a Form 3 evidencing his or her status as a new director or officer of the Company, if applicable, and a Form 4 evidencing his or her acquisition of the same number of shares of Company common stock, if applicable. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions reflected on these Form 4s.

Item 1.01  Entry into a Material Definitive Agreement.

Debt Financing

On the Closing Date, Concrete Merger Sub (which, upon the effectiveness of the CPH Merger, was merged with and into CPH and renamed Brundage-Bone Concrete Pumping Holdings Inc.) entered into (i) a Term Loan Agreement (the “Term Loan Agreement”) among the Company, Concrete Pumping Intermediate Acquisition Corp. (“Intermediate Holdings”), Concrete Merger Sub (the “Term Loan Borrower”), Credit Suisse AG, Cayman Islands Branch as administrative agent and Credit Suisse Loan Funding LLC, Jefferies Finance LLC and Stifel Nicolaus & Company Incorporated LLC as joint lead arrangers and joint bookrunners and (ii) a Credit Agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, National Association, as agent, sole lead arranger and sole bookrunner, the lenders party thereto, Wells Fargo Capital Finance (UK) Limited, as UK security agent, the Company, Intermediate Holdings, Concrete Merger Sub, Brundage-Bone Concrete Pumping, Inc., a Colorado corporation (“Brundage Concrete”), and Eco-Pan, Inc., a Colorado corporation (“Eco-Pan”, and collectively with Concrete Merger Sub, CPH and Brundage Concrete, the “US ABL Borrowers”), and Camfaud Concrete Pumps Limited, a private limited company incorporated and registered under the laws of England and Wales (“Camfaud Concrete”), and Premier Concrete Pumping Limited, a private limited company incorporated and registered under the laws of England and Wales (“Premier”, and together with Camfaud Concrete, the “UK ABL Borrowers”, and the UK ABL Borrowers together with the US ABL Borrowers, collectively, the “ABL Borrowers”).

Term Loan

Maturity, Amortization and Prepayment

The initial term loans advanced under the Term Loan Agreement on the Closing Date will mature and be due and payable in full seven years after the Closing Date, with principal amortization payments in an annual amount equal to 5.00% of the original principal amount thereof. During the first 12 months following the Closing Date, the Term Loan Borrower is required to pay a prepayment premium of 1.00% of the principal amount to be prepaid in connection with a refinancing or repricing by the Term Loan Borrower of all or any portion of the initial term loans the primary purpose of which is to reduce the all-in-yield applicable to such initial term loans (x) with the proceeds of any secured term loans incurred or guaranteed by the Term Loan Borrower or any guarantor under the Term Loan Agreement or (y) in connection with any amendment to the Term Loan Agreement, in either case, (i) having or resulting in an effective interest rate as of the date of such refinancing or repricing that is (and not by virtue of any fluctuation in any “base” rate) less than the effective interest rate applicable to the initial term loans as of the date of such refinancing or repricing and (ii) in the case of a refinancing of such initial term loans, the proceeds of which are used to repay, in whole or in part, the principal of outstanding initial term loans, but excluding, in any such case, any refinancing or repricing of initial term loans in connection with any transformative acquisition or “change of control” transaction. Thereafter, the initial term loans may be prepaid without penalty or premium.

Principal Amounts

The initial terms loans extended under the Term Loan Agreement are in an aggregate principal amount of $357.0 million. In addition, the Term Loan Agreement provides the Borrowers the ability to seek commitments for, and incur, incremental term loans thereunder, subject to certain conditions, in an aggregate principal amount not to exceed to (a) the greater of $40.0 million and 50% of consolidated adjusted EBITDA plus (ii) the aggregate amount of all voluntary prepayments of the term loans plus (iii) an additional unlimited amount upon meeting certain financial metrics.

Interest Rate

Interest on borrowings under the Term Loan Agreement, at the Borrower’s option, will bear interest at either (1) an adjusted Eurodollar rate or (2) an alternate base rate, in each case plus an applicable margin. The applicable margin is 6.00% with respect to Eurodollar borrowings and 5.00% with respect to base rate borrowings.

Security and Guarantees

The term loans under the Term Loan Agreement are guaranteed by the Company, Intermediate Holdings and the wholly-owned US organized restricted subsidiaries of the Company, other than certain excluded subsidiaries, and secured by (i) a first priority perfected lien on substantially all property and assets (tangible and intangible, and including all outstanding capital stock of Intermediate Holdings, the Term Loan Borrower and each of the Company’s direct or indirect subsidiaries) of the Company, Intermediate Holdings, the Term Loan Borrower and the other guarantors to the extent not constituting US ABL Priority Collateral (as defined in the ABL Credit Agreement section below) (the “Term Loan Priority Collateral”) subject to customary exceptions and limitations, and (ii) a second priority perfected lien on substantially all US ABL Priority Collateral subject to customary exceptions and limitations.

Covenants and Events of Default

The Term Loan Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of the Company, Intermediate Holdings, the Term Loan Borrower and the Company’s restricted subsidiaries to:

•	incur additional indebtedness and make guarantees;
•	incur liens on assets;
•	engage in mergers or consolidations or fundamental changes;
•	dispose of assets;
•	pay dividends and distributions or repurchase capital stock;
•	make investments, loans and advances, including acquisitions;
•	amend organizational documents and other material contracts;
•	enter into certain agreements that would restrict the ability to incur liens on assets;
•	repay certain junior indebtedness;
•	enter into certain transactions with affiliates; and
•	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the Term Loan Borrower continued flexibility to operate and develop its business.

The Term Loan Agreement also includes customary affirmative covenants, representations and warranties and events of default. The Term Loan Agreement does not include any financial maintenance covenants.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.29 and is incorporated herein by reference.

ABL Facility

Principal Amount and Maturity

The ABL Credit Agreement provides borrowing availability in US Dollars and UK Pounds Sterling equal to the lesser of (a) $60.0 million and (b) the aggregate of the US Borrowing Base (defined below) and the UK Borrowing Base (defined below) (the “Line Cap”).

The US Borrowing Base (the “US Borrowing Base”) is, at any time of determination, an amount equal to the sum of:

•	85% of all of the US ABL Borrowers’ eligible accounts, minus
•	the amount, if any, of the dilution reserve, minus
•	customary reserves.

The UK Borrowing Base (the “UK Borrowing Base”) is, at any time of determination, an amount (net of reserves) equal to the sum of:

•	85% of all of the UK ABL Borrowers’ eligible accounts, minus
•	the amount, if any, of the dilution reserve, plus
•	the lesser of (i) $2,500,000, (ii) 35% of the UK ABL Borrowers’ cost of eligible inventory consisting of finished goods and (ii) 85% of the appraised net orderly liquidation value (“NOLV”) of the UK ABL Borrowers’ eligible inventory consisting of finished goods, plus

•	the lesser of (i) 100% of the net book value of eligible U.K. rolling stock and (ii) 85% of the appraised NOLV of eligible U.K. rolling stock, plus
•	the lesser of (i) $5,000,000 and (iii) 80% of the hard costs of interim eligible U.K. rolling stock; less
•	in each case, customary reserves.

The ABL Credit Agreement includes borrowing capacity available for standby letters of credit of up to $7.5 million, and for “swingline” loan borrowings of up to $7.5 million. Any issuance of letters of credit or making of a swingline loan will reduce the amount available under the ABL Facility.

In addition, the ABL Credit Agreement provides the ABL Borrowers the ability to seek commitments to increase the revolving commitments thereunder, subject to certain conditions, in an aggregate principal amount not to exceed $30.0 million.

Amounts borrowed under the ABL Credit Agreement may be repaid and, subject to the terms and conditions of the ABL Credit Agreement, reborrowed at any time during the term of the ABL Credit Agreement. The loans advanced under the ABL Credit Agreement will mature and be due and payable in full five years after the Closing Date.

Interest Rate

Interest on borrowings in US Dollars under the ABL Credit Agreement, at the Borrower’s option, will bear interest at either (1) an adjusted LIBOR rate or (2) a base rate, in each case plus an applicable margin. Interest on borrowings in UK Pounds Sterling under the ABL Credit Agreement will bear interest at an adjusted LIBOR rate plus an applicable margin. The applicable margin is initially 2.25% with respect to LIBOR Rate borrowings and 1.25% with respect to base rate borrowings. Commencing at the completion of the first full fiscal quarter after the Closing Date, the applicable margin for borrowings under the ABL Credit Agreement are subject to two step-downs of 0.25% and 0.50% based on excess availability levels with respect to the ABL Credit Agreement.

Security and Guarantees

The obligations of the (i) US ABL Borrowers under the ABL Credit Agreement and certain of their obligations under hedging arrangements and cash management arrangements are guaranteed by the Company, Intermediate Holdings and the wholly-owned US organized restricted subsidiaries of the Company (the “US Guarantors”) and (ii) the UK ABL Borrowers under the ABL Credit Agreement are unconditionally guaranteed by the Company, Intermediate Holdings, the US ABL Borrowers, the US Guarantors, Camfaud Group Limited, a private limited company incorporated and registered under the laws of England and Wales, and each existing and subsequently acquired or organized direct or indirect wholly-owned UK organized restricted subsidiary of the UK ABL Borrowers (together with the US Guarantors, the “ABL Guarantors”), in each case, other than certain excluded subsidiaries. The loans under the ABL Credit Agreement are secured by (i) with respect to the obligations of the US ABL Borrowers, (A) a perfected first priority security interest in substantially all personal property of the US ABL Borrowers and the US ABL Guarantors consisting of all accounts receivable, inventory, cash, intercompany notes, books and records, chattel paper, deposit, securities and operating accounts and all other working capital assets and all documents, instruments and general intangibles related to the foregoing (the “US ABL Priority Collateral”) and (B) a perfected second priority security interest in substantially all of the Term Loan Priority Collateral and (ii) with respect to the obligations of the UK ABL Borrowers, (A) a perfected first-priority security interest in (1) the US ABL Priority Collateral, (2) all of the stock (or other ownership interests) in, and held by, the UK Borrowers, and (3) all of the UK Borrowers and UK Guarantors current and future assets and property, including a first-ranking floating charge over all current and future assets and property of each UK Borrower and UK Guarantor; and (B) a perfected second priority security interest in substantially all of the Term Loan Priority Collateral.

Covenants and Events of Default

The ABL Credit Agreement requires the ABL Borrowers to maintain a minimum fixed charge coverage ratio of 1.00:1.00 at any time when the excess availability under the ABL Credit Agreement is less than the greatest of (i) 10% of the Line Cap, (ii) $5.0 million and (iii) 12.5% of the UK Borrowing Base.

In addition, the ABL Credit Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of the Company, Intermediate Holdings, the ABL Borrowers and the Company’s restricted subsidiaries to:

•	incur additional indebtedness and make guarantees;
•	incur liens on assets;
•	engage in mergers or consolidations or fundamental changes;
•	dispose of assets;
•	pay dividends and distributions or repurchase capital stock;
•	make investments, loans and advances, including acquisitions;
•	amend organizational documents and other material contracts;
•	enter into certain agreements that would restrict the ability to incur liens on assets;
•	repay certain junior indebtedness;
•	enter into certain transactions with affiliates; and
•	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the ABL Borrowers continued flexibility to operate and develop its business.

The ABL Credit Agreement also includes customary affirmative covenants, representations and warranties and events of default.

The foregoing description of the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Stockholders Agreement

In connection with the Business Combination, the Company, Industrea Alexandria LLC (the “Sponsor”) and its affiliates, Industrea’s independent directors (collectively with the Sponsor and affiliates, the “Initial Stockholders”), Argand Partners Fund, LP (the “Argand Investor”), and certain holders of CPH’s capital stock (“CPH stockholders”), entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement:

•	the Initial Stockholders have agreed not to transfer a number of shares of the Company’s common stock equal to the number of shares of Industrea’s Class A common stock issued upon conversion of Industrea’s outstanding Class B common stock, par value $0.0001 per share (“Founder Shares”), until (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Company common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company common stock for cash, securities or other property;

•	the Initial Stockholders have agreed not to transfer the warrants sold in a private placement concurrently with Industrea’s initial public offering (the “private placement warrants”) until 30 days after the Closing;

•	each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Company common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third of such CPH Management Holder’s securities of the Company held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third of such CPH Management Holder’s securities of the Company held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third of such CPH Management Holder’s securities of the Company held as of the date of Closing;

•	each Non-Management CPH Holder (as defined therein) may not transfer any shares of Company common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is 180 days after the Closing; and

•	the Argand Investor may not transfer any shares of Company common stock acquired by the Argand Investor in exchange for shares of Industrea’s common stock (“Industrea common stock”) issued to it pursuant to the Argand Subscription Agreement (as defined below) for a period commencing on the date of Closing and ending on the date that is one year after the Closing.

Notwithstanding the foregoing, transfers of these securities are permitted in certain limited circumstances as set forth in the Stockholders Agreement, including with the prior written consent of the board of directors of the Company (the “Board”) (with any director who has been designated to serve on the Board by or who is an affiliate of the requesting party abstaining from such vote) and to “affiliates,” as defined in the Stockholders Agreement.

In addition, pursuant to the terms of that certain rollover agreement, dated as of September 7, 2018, among the Company, the Sponsor, BBCP Investors, LLC (“Peninsula”) and the other parties thereto (the “Non-Management Rollover Agreement”), Peninsula has exercised its right to designate three individuals to serve on the Company’s board of directors (the “Board”), one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director. Under the Stockholders Agreement, Peninsula has nomination rights with respect to: (i) one director for as long as Peninsula beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Company common stock; (ii) two individuals for as long as Peninsula beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Company common stock; and (iii) three directors for as long as Peninsula owns more than 25% of the issued and outstanding shares of Company common stock. If Peninsula’s beneficial ownership falls below one of these thresholds, Peninsula’s nomination right in respect of such threshold will permanently expire. Peninsula designated and the Company has appointed each of M. Brent Stevens, Matthew Homme and Raymond Cheesman to serve on the Board, effective as of December 9, 2018, as described below under Item 2.01 in the section entitled “Directors and Officers.”

The Stockholders Agreement also provides that the Company will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any Company common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Company common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and/or “piggyback” registration rights following the consummation of the Business Combination. The Company will bear certain expenses incurred in connection with the exercise of such rights.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.35 and is incorporated herein by reference.

Side Letter

In connection with the Closing and the Preferred Stock Subscription Agreement (as defined below), the Company entered into a letter agreement (the “Side Letter”) with Nuveen Alternatives Advisors, LLC, on behalf of one or more funds or accounts (“Nuveen”), which provides that (i) for so long as Nuveen owns an aggregate of 5% or more of the aggregate number of outstanding shares of Company common stock, including the stock into which the Series A Preferred Stock (as defined below) is convertible, and any securities into which the Company common stock may be reclassified, Nuveen will be entitled to designate one individual to serve as a non-voting board observer of the Board to attend all meetings of the Board; and (ii) Nuveen will have the right to purchase equity securities that are issued by the Company in any capital raising transaction that occurs after the Closing to the extent necessary to maintain Nuveen’s then-existing pro rata ownership in the Company on a fully diluted, as-converted basis.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by the full text of the Side Letter, a copy of which is attached hereto as Exhibit 10.36 and is incorporated herein by reference.

Assignment and Assumption Agreement

In connection with the Closing, the Company entered into an assumption and assignment agreement (the “Warrant Assignment Agreement”) with Industrea and Continental Stock Transfer & Trust Company, pursuant to which Industrea assigned to the Company all of its rights, interest and obligations under the warrant agreement governing Industrea’s warrants. Upon the Closing, all of the outstanding warrants to purchase Industrea common stock are exercisable for an equal number of shares of Company common stock on the existing terms and conditions of such warrants.

The foregoing description of the Warrant Assignment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Warrant Assignment Agreement, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreements, a form of which is attached hereto as Exhibit 10.37 and is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On December 4, 2018, the Business Combination was approved by the stockholders of Industrea at the special meeting of stockholders (the “Special Meeting”). The Business Combination was completed on December 6, 2018. In connection with the Business Combination, 22,337,322 shares of Industrea common stock were redeemed at a per share price of approximately $10.36. Upon the Closing of the Business Combination, the Company had 28,847,707 shares of common stock outstanding, 3,270,252 of which were held by non-affiliates of the Company.

Under the Merger Agreement, the Company indirectly acquired CPH for aggregate consideration of approximately $182.5 million in cash (excluding amounts deposited in escrow at Closing) and 13,947,323 shares of Company common stock (valued at $10.20 per share) that were issued in exchange for shares of CPH’s capital stock prior to the consummation of the CPH Merger pursuant to the Non-Management Rollover Agreement and that certain Management Rollover Agreement, dated September 7, 2018, by and among the Company, Industrea and members of CPH management party thereto (the "Management Rollover Agreement"). In addition, 2,783,479 CPH’s options were converted into options of the Company, and pursuant to the Industrea Merger, all of the issued and outstanding shares of Industrea common stock were exchanged on a one-for-one basis for shares of Company common stock, and all of the outstanding warrants to purchase Industrea common stock are exercisable for an equal number of shares of Company common stock on the existing terms and conditions of such warrants.

In addition, immediately prior to the Closing, (i) pursuant to that certain subscription agreement (the “Argand Subscription Agreement”), dated as of September 7, 2018, by and among the Company, Industrea and the Argand Investor, Industrea issued to the Argand Investor an aggregate of 5,333,333 shares of Industrea common stock for $10.20 per share, for an aggregate cash purchase price of $54.4 million, plus an additional 2,450,980 shares of Industrea common stock at $10.20 per share, for an aggregate cash purchase price of $25.0 million to offset redemptions of Industrea’s public shares in connection with the Business Combination (“Redemptions”); and (ii) pursuant to that certain subscription agreement (the “Common Stock Subscription Agreement”), dated as of September 7, 2018, Industrea issued to an accredited investor (the “Common Investor”) an aggregate of 1,715,686 shares of Industrea common stock at a price of $10.20 per share, for an aggregate cash purchase price of $17.5 million, plus an aggregate of 190,632 additional shares of Industrea common stock the (“Utilization Fee Shares”) as consideration for such investor’s agreement to purchase Industrea common stock. The shares of Industrea common stock issued to the Argand Investor and the Common Investor were exchanged on a one-for-one basis for shares of Company common stock at the Closing.

Pursuant to the Non-Management Rollover Agreement and the Common Stock Subscription Agreement, immediately prior to the Closing the Sponsor surrendered to the Company for cancellation for no consideration an aggregate of 1,202,925 shares of Industrea common stock.

In addition, on the Closing Date, pursuant to that certain subscription agreement, dated as of September 7, 2018 (the “Preferred Stock Subscription Agreement” and collectively with the Argand Subscription Agreement and the Common Stock Subscription Agreement, the “Subscription Agreements”), by and between the Company and Nuveen, the Company issued to Nuveen 2,450,980 shares of the Company’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) at a price of $10.20 per share, for an aggregate cash purchase price of $25.0 million.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the listing of the Company common stock and warrants on the Nasdaq Stock Market (“Nasdaq”) following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the proxy statement/prospectus included in the Company’s registration statement on Form S-4(File No. 333-227259), as amended and supplemented, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2018 (as amended and supplemented, the “proxy statement/prospectus”), which is incorporated herein by reference.

Business

The business of Industrea prior to the Business Combination is described in the proxy statement/prospectus in the section entitled “Information About Industrea,” which is incorporated herein by reference. The business of CPH prior to the Business Combination is described in in the proxy statement/prospectus in the section entitled “Information About CPH,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the proxy statement/prospectus in the section entitled “Risk Factors,” which is incorporated herein by reference.

Properties

The properties of CPH are described in the proxy statement/prospectus in the section entitled “Information About CPH – Geographic Footprint and Facilities,” which is incorporated herein by reference.

Selected Financial Data

The selected financial data of Industrea and CPH is set forth in the proxy statement/prospectus in the sections entitled “Selected Historical Financial Information of Industrea” and “Selected Consolidated Historical Financial Information of CPH,” respectively, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information is set forth in the proxy statement/prospectus (as supplemented by the proxy statement/prospectus supplement filed on November 21, 2018) in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

The Industrea management’s discussion and analysis of financial condition and results of operations is set forth in the proxy/statement prospectus in the section entitled “Industrea Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference. The CPH management’s discussion and analysis of financial condition and results of operations is set forth in the proxy/statement prospectus in the section entitled “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosure about Market Risk

Quantitative and qualitative disclosure about market risk with respect to Industrea and CPH are set forth in the proxy/statement prospectus in the sections entitled “Industrea Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk” and “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk,” respectively, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of Company common stock as of December 6, 2018 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 28,847,707 shares of Company common stock issued and outstanding as of December 6, 2018.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by him.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Bruce Young(2)	1,196,580	4.0%
Iain Humphries(3)	249,287	*
David Anthony Faud	220,026	*
David A.B. Brown(4)	84,250	*
Tariq Osman(5)	-	-
Heather L. Faust(5)	-	-
David G. Hall(4)	84,250	*
Brian Hodges(4)	84,250	*
Howard D. Morgan(5)	-	-
John M. Piecuch	-	-
Raymond Cheesman	-	-
Matthew Homme	-	-
M. Brent Stevens	-	-
All Executive Officers and Directors as a Group (13 individuals)	1,918,643	6.3%
Greater than 5% Stockholders
Argand Partners LP(5)	23,010,138	58.0%
Nuveen Alternatives Advisors, LLC(6)	2,450,980	7.8%
Common Investor(7)	1,906,318	6.6%
BBCP Investors, LLC(8)	11,005,275	38.1%

* Less than 1%.

(1)	Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 6461 Downing Street, Denver, Colorado 80229.
(2)	Interests shown consist of 1,196,580 options to purchase 1,196,580 shares of Company common stock.
(3)	Interests shown consist of 249,287 options to purchase 249,287 shares of Company common stock.
(4)	Interests shown consist of (i) 28,750 shares of Company common stock converted from 28,750 Founder Shares at the Closing and (ii) 55,500 shares of Company common stock underlying private placement warrants.
(5)	Interests held by Argand consist of (i) 4,403,325 shares of Company common stock held of record by the Sponsor, which were converted from Founder Shares at the Closing, (ii) 10,822,500 shares of Company common stock underlying private placement warrants held of record by the Sponsor, and (iii) an aggregate 7,784,313 shares of Company common stock issued to the Argand Investor, Argand Partners Institutional Co-Invest Fund, LP, Argand Partners Sea Fund AI, LP, Argand Partners Sea Fund QP, LP and Argand Partners Team Co-Invest Fund, LP (collectively, the “Argand Funds”) at the Closing pursuant to the Subscription Agreement. The Argand Funds are managed by Argand Partners, LP. Howard D. Morgan, Heather L. Faust, Tariq Osman, Joseph Del Toro and Charles Burns are the managers of the Sponsor and share voting and investment discretion with respect to the Company common stock held of record by the Sponsor. The Sponsor is 100% owned by funds managed by Argand. Argand is also the manager of the Argand Investor. Investment decisions made by Argand require the unanimous approval of its investment committee, which is comprised of Messrs. Morgan and Osman and Ms. Faust. The business address of Argand and each of the Argand Funds is 28 West 44th Street, Suite 501, New York, New York 10036.
(6)	Interests shown consist of 2,450,980 shares of Series A Preferred Stock convertible into Company common stock. Nuveen holds shared voting and dispositive power with respect to 2,450,980 shares of Series A Preferred Stock as investment manager to Teachers Insurance and Annuity Association of America, TPS Investors Master Fund, LP and Nuveen Junior Capital Opportunities Fund SV (collectively, the “Nuveen Funds”). However, all shares of Series A Preferred Stock are owned by the Nuveen Funds, and Nuveen disclaims beneficial ownership of the shares of Series A Preferred Stock reported herein except to the extent of its pecuniary interest therein. The business address of Nuveen and the Nuveen Funds is 730 Third Avenue, New York, New York 10017.
(7)	The address of the business office of the Common Investor is 640 Fifth Avenue, 20th Floor, New York, New York 10019.
(8)	The address of the business office of BBCP Investors, LLC is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.

Directors and Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the proxy statement/prospectus in the section entitled “Newco Management After the Business Combination,” which is incorporated herein by reference.

The size of the Board was increased to nine members effective upon the Closing. At the Special Meeting, each of Heather L. Faust, David G. Hall and Iain Humphries were elected by the Company’s stockholders to serve as Class I directors effective upon the Closing with terms expiring at the Company’s 2019 annual meeting of stockholders; each of Brian Hodges, John M. Piecuch and Howard D. Morgan were elected by the Company’s stockholders to serve as Class II directors effective upon the Closing with terms expiring at the Company’s 2020 annual meeting of stockholders; and David A.B. Brown, Tariq Osman and Bruce Young were elected by the Company’s stockholders to serve as Class III directors effective upon the Closing with terms expiring at the Company’s 2021 annual meeting of stockholders.

On December 9, 2018, in connection with Peninsula’s designation of each of Raymond Cheesman, Matthew Homme and M. Brent Stevens to serve on the Board pursuant to the Non-Management Rollover Agreement, the size of the Board was increased from nine to twelve members, and the Board appointed Mr. Homme to serve as a Class I director with a term expiring at the Company’s 2019 annual meeting of stockholders, Mr. Cheesman to serve as a Class II director with a term expiring at the Company’s 2020 annual meeting of stockholders and Mr. Stevens to serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of stockholders. The Board appointed Mr. Cheesman to serve as a member of the Audit Committee and Compensation Committee and Mr. Homme to serve as a member of the Corporate Governance and Nominating Committee.

Ray Cheesman, 59, is a Senior Research Analyst at Anfield Capital, a registered investment advisor that serves as the advisor to the Anfield Universal Fixed Income Fund, an absolute return bond strategy seeking to deliver positive returns over full market cycles (“Anfield”). Prior to joining Anfield, Mr. Cheesman spent 17 years at Jefferies & Company where he worked as both an investment banker and high yield analyst. Mr. Cheesman received his B.B.A. in Finance from George Washington University.

Matthew Homme, 39, is a Managing Director at Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. Prior to joining Peninsula Pacific in 2013, Mr. Homme was a Principal with Aurora Resurgence where he focused on buyouts and special situations investments for middle-market companies and served on the boards of directors of multiple portfolio companies in North America and Europe. Previously, Mr. Homme worked in the Investment Banking Department of Jefferies & Company. Mr. Homme graduated summa cum laude from the Wharton School at the University of Pennsylvania with a B.S. in Economics and holds an M.B.A. from the Harvard Business School.

M. Brent Stevens, 58, is the founder and Manager of Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. In connection with serving as Manager of Peninsula Pacific Mr. Stevens served as the Chairman and Chief Executive Officer of Peninsula Gaming, LLC, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens worked in the investment banking group of Jefferies & Company, holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He also served as a member of Jefferies’ Executive Committee. Mr. Stevens received his B.A. in Accounting from the University of Southern California and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

Director Independence

The listing standards of Nasdaq require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Ms. Faust and Messrs. Hall, Hodges, Piecuch, Morgan, Brown, Osman, Cheesman and Homme, being a majority of the directors on the Board, have been determined to be independent by the Board pursuant to the rules of Nasdaq.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and an indemnification committee (the “Indemnification Committee”). Each of the committees reports to Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (ii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Effective upon the Closing, the Board appointed Messrs. Brown and Piecuch as members of the Audit Committee. On December 9, 2018, the Board appointed Mr. Cheesman as a member of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Brown is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available on the Company’s website.

Compensation Committee

The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans.

Effective upon the Closing, the Board appointed Messrs. Osman, Hodges and Morgan as members of the Compensation Committee. On December 9, 2018, the Board appointed Mr. Cheesman as a member of the Compensation Committee. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available on the Company’s website.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the Board and corporate governance.

Effective upon the Closing, the Board appointed Messrs. Brown, Hall and Osman as members of the Corporate Governance and Nominating Committee. On December 9, 2018, the Board appointed Mr. Homme as a member of the Corporate Governance and Nominating Committee. The Board has approved a written charter under which the Corporate Governance and Nominating Committee operates. A copy of the charter is available on the Company’s website.

Indemnification Committee

The Indemnification Committee is responsible for evaluating post-Closing indemnification claims under the Merger Agreement. Effective upon the Closing, the Board appointed Messrs. Brown, Osman and Piecuch as members of the Indemnification Committee.

Executive Compensation

A description of the compensation of Industrea’s and CPH’s executive officers and directors before the consummation of the Business Combination is set forth in the proxy statement/prospectus in the section entitled “Executive Compensation,” which is incorporated herein by reference.

A description of the Company’s executive compensation following the Closing is set forth in the proxy statement/prospectus in the section entitled “Newco Management After the Business Combination – Post-Combination Company Executive and Director Compensation,” which is incorporated herein by reference.

At the Special Meeting, the stockholders of the Company approved the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the proxy statement/prospectus section entitled “The Incentive Plan Proposal” is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the proxy statement/prospectus in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

The information set forth in the sections entitled “Stockholders Agreement” and “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information regarding the Argand Subscription Agreement set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

The description of legal proceedings is included in the proxy statement/prospectus in the section entitled “Information about CPH – Legal Proceedings,” which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

In connection with the Closing, the Company’s common stock and warrants began trading on Nasdaq under the symbols “BBCP” and “BBCPW,” respectively, and Industrea’s units, Class A common stock and warrants were delisted from Nasdaq. As of the Closing Date there were 34 holders of record of Company common stock.

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The disclosure set forth above in this Item 2.01 with respect to the issuance of the Company common stock in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock pursuant to the Preferred Stock Subscription Agreement is incorporated herein by reference.

The Company common stock issued in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock issued pursuant to the Preferred Stock Subscription Agreement was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of Securities

A description of the Company common stock, preferred stock and warrants is included in the proxy statement/prospectus in the section entitled “Description of Newco Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The Charter (as defined below) provides that the Company’s officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. The Bylaws (as defined below) also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

The information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Term Loan Agreement and ABL Credit Agreement is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 with respect to the issuance of the Company common stock in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock pursuant to the Preferred Stock Subscription Agreement is incorporated herein by reference.

The Company common stock issued in the CPH Merger pursuant to the Non-Management Rollover Agreement and the Management Rollover Agreement and the Series A Preferred Stock issued pursuant to the Preferred Stock Subscription Agreement was not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03  Material Modification to Rights of Security Holders.

On December 6, 2018, in connection with the consummation of the Business Combination, the Company amended and restated its certificate of incorporation (as so amended and restated, the “Charter”) and bylaws (as so amended and restated, the “Bylaws”).

Copies of the Charter and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01  Changes in Control of Company.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

In addition, the Incentive Plan became effective upon the Closing. The material terms of the Incentive Plan are described in the proxy statement/prospectus in the section entitled “The Incentive Plan Proposal,” which is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference. In connection with the Closing, the Company changed its fiscal year from December 31 to October 31. Accordingly, the Company expects to file a transition report on Form 10-K for the period from January 1, 2018 through October 31, 2018 within 75 days after the Closing Date.

Item 5.06.  Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Industrea’s organizational documents, Industrea ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section entitled “The Business Combination Proposal” of the proxy statement/prospectus, and are incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On December 6, 2018, Industrea announced the consummation of the Business Combination. A copy of the press release is furnished herewith as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is a copy of an investor presentation that the Company intends to use for investor meetings.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The consolidated financial statements of CPH as of October 31, 2017 and 2016 and for the years ended October 31, 2017, 2016 and 2015 and the related notes and report of independent registered public accounting firm thereto are included as Exhibit 99.3 and incorporated herein by reference.

The consolidated financial statements of CPH for the nine months ended July 31, 2018 are included as Exhibit 99.4 and incorporated herein by reference.

The consolidated financial statements of Camfaud Concrete as of November 16, 2016 and September 30, 2016 and 2015 and for the period from October 1, 2016 to November 16, 2016 and for the years ended September 30, 2016 and 2015 and the related notes and report of independent registered public accounting firm thereto are included in the proxy statement/prospectus and incorporated herein by reference.

The consolidated financial statements of Industrea for the year ended December 31, 2017 and for the period from April 7, 2017 (date of inception) to December 31, 2017 and the related notes thereto and report of independent registered public accounting firm thereon are set forth in the proxy statement/prospectus beginning on page F-3 and are incorporated herein by reference.

The unaudited financial statements of Industrea for the three and nine months ended September 30, 2018 and for the period from April 7, 2017 (date of inception) to September 30, 2017 and the related notes thereto are set forth in the proxy statement/prospectus beginning on page F-18 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company beginning on page 91 of the proxy statement/prospectus (as supplemented by the proxy statement/prospectus supplement filed on November 21, 2018) is incorporated herein by reference.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 7, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc. and PGP Investors, LLC, as the Holder Representative (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on September 7, 2018).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 30, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc., and PGP Investors, LLC, as the Holder Representative.
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of November 16, 2018, by and among the Company, Industrea Acquisition Corp., Concrete Pumping Intermediate Acquisition Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., Concrete Pumping Holdings, Inc., and PGP Investors, LLC, as the Holder Representative.
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
3.3	Certificate of Designations.
4.1	Specimen Common Stock Certificate.
4.2	Specimen Warrant Certificate.
4.3	Warrant Agreement, dated July 26, 2017, between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on August 1, 2017).
4.4	Assignment and Assumption Agreement, by and among the Company, Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company.
10.1	Letter Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., its officers, certain directors and Industrea Alexandria LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.2	Letter Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., its independent directors and Industrea Alexandria LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.3	Amendment to Letter Agreement, dated as of October 12, 2017, by and among Industrea Acquisition Corp. and its independent directors, (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K (File No. 001-38166), filed by Industrea Acquisition Corp. on March 29, 2018).
10.4	Promissory Note, dated April 10, 2017, issued to Industrea Alexandria LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).
10.5	Investment Management Trust Agreement, dated as of July 26, 2017, by and between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.6	Registration Rights Agreement, dated as of July 26, 2017, by and among Industrea Acquisition Corp., Industrea Alexandria LLC and the Holders signatory thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.7	Securities Subscription Agreement, effective as of April 10, 2017, between Industrea Acquisition Corp., and Industrea Alexandria LLC (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).
10.8	Amended and Restated Private Placement Warrants Purchase Agreement, dated June 28, 2017, between Industrea Acquisition Corp. and Industrea Alexandria LLC (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-219053), filed by Industrea Acquisition Corp. on June 29, 2017).

10.9	Administrative Support Agreement, dated July 26, 2017, by and between Industrea Acquisition Corp. and Industrea Alexandria LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on August 1, 2017).
10.10	Non-Management Rollover Agreement, dated September 7, 2018, by and among Concrete Pumping Holdings Acquisition Corp., Industrea Acquisition Corp. and the Rollover Holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.11	Management Rollover Agreement, dated September 7, 2018, by and among Concrete Pumping Holdings Acquisition Corp., Industrea Acquisition Corp. and the Rollover Holders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.12	U.K. Share Purchase Agreement, dated September 7, 2018, by and among Lux Concrete Holdings II S.á r.l., Concrete Pumping Holdings Acquisition Corp. and the Vendors party thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.13	Argand Subscription Agreement, dated September 7, 2018, by and among Industrea Acquisition Corp., Concrete Pumping Holdings Acquisition Corp. and Argand Partners Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.14	Form of Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.15	Preferred Stock Subscription Agreement, dated September 7, 2018, by and among the Company, Industrea Acquisition Corp. and Nuveen Alternatives Advisors, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.16	Commitment Letter, dated September 7, 2018, by and among Concrete Pumping Merger Sub Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.17	Amended and Restated Commitment Letter, dated September 26, 2018 by and among Concrete Pumping Merger Sub Inc., Credit Suisse Loan Funding LLC, Credit Suisse AG, Jefferies Finance LLC, Stifel Bank & Trust and Stifel Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by Industrea Acquisition Corp. on October 19, 2018).
10.18	Commitment Letter, dated September 7, 2018, by and among Concrete Pumping Merger Sub Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.19	Expense Reimbursement Letter, dated September 7, 2018, by and among Argand Partners Fund, LP, Industrea Alexandria LLC, Industrea Acquisition Corp., Concrete Pumping Holdings, Inc. and BBCP Investors, LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K (File No. 001-38166), filed by Industrea Acquisition Corp. on September 7, 2018).
10.20	Convertible Promissory Note, dated as of October 9, 2018, issued to Industrea Alexandria LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Industrea Acquisition Corp. on October 9, 2018).
10.21	Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.22	First Amendment to Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.23	Form Stock Option Agreement under Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).

10.24	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Bruce Young, dated July 11, 2014 (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.25	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Stephen De Bever, dated August 4, 2017 (incorporated by reference to Exhibit 10.5 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.26	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Iain Humphries, dated August 4, 2017 (incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.27	Employment Agreement by and between Brundage-Bone Concrete Pumping, Inc. and Gary Bernardez, dated May 26, 2015 (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.28	Employment Agreement by and between Camfaud Concrete Pumps Limited and David Faud, dated November 17, 2016 (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-4 filed by Concrete Pumping Holdings Acquisition Corp. on October 22, 2018).
10.29	Term Loan Agreement, dated as of December 6, 2018, among the Company, Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Merger Sub, Inc.), as borrower, the financial institutions party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Loan Funding LLC, Jefferies Finance LLC and Stifel Nicolaus & Company Incorporated LLC, as joint lead arrangers and joint bookrunners.
10.30	Credit Agreement, dated as of December 6, 2018, by and among the Company, Wells Fargo Bank, National Association, as agent, sole lead arranger and sole bookrunner, the lenders party thereto, Wells Fargo Capital Finance (UK) Limited, as UK security agent, Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Merger Sub, Inc.), Brundage-Bone Concrete Pumping, Inc. and Eco-Pan, Inc., as US Borrowers, and Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, as the UK borrowers.
10.31	US Guaranty and Security Agreement, dated as of December 6, 2018, by each of the US ABL Borrowers and US ABL Guarantors in favor of Wells Fargo Bank, National Association, as agent.
10.32	Guarantee and Debenture, dated as of December 6, 2018, by each of the UK ABL Borrowers and UK ABL Guarantors in favor of Wells Fargo Capital Finance (UK) Limited, as UK security agent.
10.33	Pledge and Security Agreement, dated as of December 6, 2018, by Concrete Merger Sub Inc., as term loan borrower, and the guarantors in respect of the obligations under Term Loan Agreement, dated as of December 6, 2018, party thereto in favor of Credit Suisse AG, Cayman Islands Branch, as administrative agent.
10.34	Guaranty Agreement, dated as of December 6, 2018, by the guarantors in respect of the obligations under Term Loan Agreement, dated as of December 6, 2018, party thereto in favor of Credit Suisse AG, Cayman Islands Branch as administrative agent.
10.35	Stockholders Agreement, dated December 6, 2018, by and among the Company and the Investors party thereto.
10.36	Letter Agreement, dated as of December 6, 2018, by and between the Company and Nuveen Alternative Advisors, LLC, on behalf of one or more funds and accounts.
10.37	Form of Indemnification Agreement.
10.38	Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan.
21.1	Subsidiaries of the Registrant.
99.1	Press Release.
99.2	Investor Presentation.
99.3	Concrete Pumping Holdings, Inc. Consolidated Financial Statements as of October 31, 2017 and 2016 and for the years ended October 31, 2017, 2016 and 2015.
99.4	Concrete Pumping Holdings, Inc. Consolidated Financial Statements for the nine months ended July 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: December 10, 2018